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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Convera Corporation of our report dated March 8, 2000 relating to the financial statements, which appears in the Excalibur Technologies Corporation and Subsidiaries's 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 2000.



                                                  /s/ PricewaterhouseCoopers LLP


McLean, Virginia
November 15, 2000